INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
AGREEMENT made as of June 15, 1994 between SCHWAB
CAPITAL TRUST, a Massachusetts business trust
(herein called the "Trust"), and CHARLES SCHWAB
INVESTMENT MANAGEMENT, INC., a Delaware corporation
(the "Investment Adviser").
WHEREAS, the Trust is registered as an open-end, management investment company under the Investment
Company Act of 1940, as amended ("1940 Act"); and
WHEREAS, the Trust desires to retain the Investment
Adviser to furnish investment advisory and administrative services to the investment portfolios of the Trust listed on Schedule A hereto (each a "Schwab Fund" and collectively, the "Schwab Funds"),

NOW, THEREFORE, in consideration of the premises and
mutual covenants herein contained, it is agreed
between the parties hereto as follows:
1.	Appointment. The Trust hereby appoints the
Investment Adviser to act as investment
adviser and administrator to the Schwab Funds
for the period and on the terms set forth in
this Agreement. The Investment Adviser accepts
such appointment and agrees to furnish the
services herein set forth for the compensation
herein provided.
2.	Delivery of Documents. The Trust has furnished
the Investment Adviser with copies properly certified or authenticated of each of the following:

(a)	the Trust's Agreement and Declaration
of Trust, as filed with the Secretary of State of
The Commonwealth of Massachusetts on May 7, 1993
and all amendments thereto or restatements
thereof (such Agreement and Declaration, as
presently in effect and as it shall from time to
time be amended or restated, is herein called the
"Declaration of Trust");
(b)	the Trust's By-Laws and amendments
thereto;
resolutions of the Trust's Board of Trustees
authorizing the appointment of the Investment
Adviser and approving this Agreement;
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(c)	the Trust's Notification of
Registration on Form N-8A under the 1940 Act,
as
filed with the Securities and Exchange
Commission ("SEC") on May 10, 1993 and all
amendments
thereto;
(d)	the Trust's Registration Statement
on
Form N-lA under the Securities Act of 1933, as amended ("1933 Act"), (File No. 33-62470) and under the 1940 Act (File No. 811-07704) as filed with the SEC and all amendments thereto; and

(f)	the Trust's most recent prospectus and
Statement of Additional Information for the Schwab Funds (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

The Trust will furnish the Investment Adviser from
time to time with copies of all amendments of or
supplements to the foregoing.
3.	Management.  Subject to the direction and
control of the Board of Trustees of the Trust, the Investment Adviser will supervise or perform for the Schwab Funds all aspects of the operations of the Schwab Funds except for those performed by the custodian, shareholder service agent and transfer agent for the Schwab Funds, provide general economic and financial analysis and advice to the Schwab
Funds, and provide a continuous investment program for the Schwab Funds, including investment research and management as to all securities and investments and cash equivalents in the Schwab Funds. More particularly, the Investment Adviser will:
determine from time to time what securities and other investments will be purchased, retained, or sold by the Schwab Funds;
maintain office facilities (which may be in the offices of the Investment Adviser or a corporate affiliate but shall be in such location as the Trust reasonably determines);
furnish statistical and research data,
clerical services and stationery and office supplies; compile data for, prepare for execution by the Schwab Funds and file all the Schwab Funds' federal and state tax returns and required tax filings other than those required to be made by the Schwab Funds, custodian, shareholder service agent and transfer agent; prepare the Trust's Annual and Semi-Annual Reports to Shareholders and amendments to its Registration Statements on Form N-lA (or any replacement therefor);
compile data for, prepare and file timely
Notices to the SEC required pursuant to Rule
24f-2 under the 1940 Act; and generally assist in all aspects of the operations of the Schwab
Funds.

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Subject to the provisions of the Agreement and
Declaration of Trust and the 1940 Act, the
Investment Adviser, at its expense, may select
and contract with investment advisers (the
"Sub-Advisers") for one or more of the Schwab
Funds. So long as any Sub-Adviser serves as
Sub-Adviser to a Schwab Fund, it must be a
party to a
sub-investment advisory agreement and will be
obligated to: (i) furnish continuously an
investment program as to those assets of the
Trust and the Schwab Funds involved allocated
by the Investment Adviser, (ii) in connection
therewith, adhere to such guidelines as may be
established by the Investment Adviser from
time to time to insure compliance with
applicable investment objectives, policies and
restrictions of the Trust and the Schwab
Funds, and
(iii) place all orders for the purchase and
sale of investments.  The Investment Adviser
may also delegate or subcontract some or all
of the Investment Adviser's other duties
enumerated in this Agreement.  The Investment
Adviser will be responsible for payment of all
compensation to all Sub-Advisers and other
persons and entities to which Investment
Adviser delegates any duties hereunder.
The Investment Adviser further agrees that it:
(a)	will use the same skill and care in
providing such services as it would use in providing services to fiduciary accounts if it had investment responsibilities for such accounts;

(b)	will conform with all applicable
Rules
and Regulations of the SEC and will in
addition conduct its activities under this
Agreement in accordance with any applicable
regulations of any governmental authority
pertaining to the investment advisory
activities of the Investment Adviser;
(c)	will not make loans to any person to
purchase or carry units of beneficial interest
in
the Trust or make loans to the Trust;
(d)	will place orders pursuant to its
investment determinations for the Schwab Funds either directly with the issuer or with an underwriter, market maker, or broker or dealer.
In placing orders with brokers and dealers the Investment Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase or sell portfolio securities to and from
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brokers and dealers who provide the Investment
Adviser with research advice and other
services.
In no instance will portfolio securities be purchased from or sold to the Investment
Adviser
or any Sub-Adviser, or any affiliated person of either the Trust, the Investment Adviser, or any Sub-Adviser, except as may be permitted under the
1940 Act;

(e)	will treat confidentially and as
proprietary information of the Trust all records and other information relative to the Trust, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust; and

(f)	will direct its personnel when making
investment recommendations for the Trust, not to inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's accounts are customers of the Investment Adviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Investment Adviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust.

4.	Services to Others.  The Trust understands
that the Investment Adviser may in the
future act as an investment adviser to
fiduciary and other managed accounts, and as investment adviser, sub-investment adviser, and/or administrator to other investment companies. The Trust has no objection to the Investment Adviser's acts in such capacities, provided that whenever one of the Schwab Funds and one or more other investment companies advised by the Investment Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Investment Adviser to be equitable to each company. The Trust recognizes that in some cases this procedure may adversely affect the size of the position that a Schwab
Fund may obtain in a particular security.
In addition, the Trust understands that the persons employed by the Investment Adviser to assist in the Investment Adviser's duties under this Agreement will not devote their full time
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to such service and nothing contained in this
Agreement
will be deemed to limit or restrict the right of the Investment Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

5.	Books and Records.  In compliance with
the
requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request and will require the same type of agreement from each Sub-Adviser. The
Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the
1940 Act.

6.	Expenses.  During the term of this Agreement,
the Investment Adviser will pay all expenses incurred by it in providing general economic and financial analysis and advice to the Schwab Funds and providing a continuous investment program for the Schwab Funds pursuant to
Section 3 above and in providing its activities under this Agreement other than the cost of securities (including brokerage commissions, if any purchased for the Trust.
The Investment Adviser will also pay all compensation of any person or person employed by or associated with the Investment Adviser to assist in the performance of the
Investment Adviser's obligations under this
Agreement,
whether or not such person is also a officer or employee of the Trust, and the Investment Adviser will not cause any obligation to be incurred on behalf of the Trust in respect of any such compensation. Other expenses to be incurred in the operation of the Schwab Funds including without limitation taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not officers, directors, shareholders, or employees of the Investment Adviser or any Sub-Adviser, SEC fees and state "blue sky" qualification fees, costs of performing the pricing of portfolio securities, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining the Trust's existence as a Massachusetts business trust, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Schwab Funds, costs of shareholders' and Trustees' reports and meetings and any extraordinary expenses will be borne by the Schwab Funds; provided, however, that the Schwab
Funds will not
bear, directly or indirectly, the cost of any activity that is primarily intended to result in the distribution of shares of the Schwab Funds.

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7.	Compensation. For the services provided and
the expenses assumed pursuant to this
Agreement, the Trust will pay the Investment
Adviser and the Investment Adviser will accept
as full compensation therefor, an advisory
fee,
accrued daily and payable monthly, in accordance
with
Schedule B hereto.
If in any fiscal year the aggregate expenses (as
defined under the securities regulations of any
state having jurisdiction over the Trust) of a
Schwab Fund exceed the expense limitations of any
such state, the Investment Adviser will reimburse
such Schwab Fund for a portion of such excess
expenses equal to such excess times the ratio of the
fees otherwise payable by such Schwab Fund to the
Investment Adviser hereunder to the aggregate fees
otherwise payable by such Schwab Fund to the
Investment Adviser hereunder, and to Charles Schwab
& Co., Inc. under the Transfer Agency and
Shareholder Service Agreements between it and the
Trust. The obligation of the Investment Adviser to
reimburse a Schwab Fund hereunder is limited in any
fiscal year to the amount of its fee hereunder from
such Schwab Fund for such fiscal year, provided,
however, that notwithstanding the foregoing, the
Investment Adviser will reimburse each Schwab Fund
for such proportion of such excess expenses
regardless of the amount of fees paid to it during
such fiscal year to the extent that the securities
regulations of any state having jurisdiction over
the Trust so require. Such expense reimbursement, if
any, will be estimated daily and reconciled and paid
on a monthly basis.
8.	Limitation of Liability. The Investment
Adviser will not be liable for any error of
judgment or mistake of law or for any loss
suffered by the Trust in connection with the
performance of this Agreement, except a loss
resulting from a breach of fiduciary duty with
respect to the receipt of compensation for
services or a loss resulting from willful
misfeasance, bad faith or gross negligence on
the part of the Investment Adviser in the
performance of its duties or from reckless
disregard by it of its obligations and duties
under this Agreement.
9.	Duration and Termination. This Agreement will
become effective as to each Schwab Fund as of the date set forth opposite each Fund's name on Schedule A, provided that it has been approved by a vote of a majority of the outstanding voting securities of such Schwab
Fund in accordance with the requirements under the 1940 Act.

Thereafter, if not terminated as to a Schwab
Fund, this Agreement will continue in effect
as to such Schwab Fund for successive periods
each ending on May 30 of each year, provided
such continuance is specifically approved at
least annually (a) by the vote of a majority
of those members of the Trust's Board of
Trustees who are not
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parties to this Agreement or interested
persons of the Trust, the Investment Adviser,
or any Sub-Adviser, cast in Person at a
meeting called for the purpose of voting on
such approval, and (b) by the Trust's Board of
Trustees or by vote of a majority of the
outstanding voting securities of such Schwab
Fund. Notwithstanding the foregoing, this
Agreement may be terminated as to a Schwab
Fund at any time, without the payment of any
penalty, on sixty days' written notice by the
Trust (by vote of the Trust's Board of
Trustees or by vote of a majority of the
outstanding voting securities of such Schwab
Fund) or by the Investment Adviser. This
Agreement will immediately terminate in the
event of its assignment. (As used in this
Agreement, the terms "majority of the
outstanding voting securities," "interested
persons" and "assignment" shall have the same
meaning of such terms in the 1940 Act.)
10.	Amendment of this Agreement.  No
provision of this Agreement may be changed,
waived, discharged or terminated orally, but
only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought.
11.	Miscellaneous. The captions in this
Agreement
are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of California.
The names "Schwab Capital Trust" and
"Trustees of Schwab Capital Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "Schwab Capital Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest holders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of units of interest of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.



l:\agree\work\sct\ia_02a.agr	-7-
IN WITNESS WHEREOF, the parties hereto have
caused this instrument to be executed by their
officers designated below as of the day and year
first above written.
SCHWAB CAPITAL TRUST
By:/s/ Elizabeth G. Sawi
Name: Elizabeth G. Sawi
Title: President
CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
By:/s/ William J. Klipp
Name: William J. Klipp
Title: Senior vice President and
Chief Operating Officer





AMENDED SCHEDULE A
TO THE INVESTMENT ADVISORY AND ADMINISTRATION
AGREEMENT
BETWEEN
SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC.
Fund
Effective Date
Schwab International Index Fund Investor
Shares
Schwab International Index Fund Select Shares
July 21, 1993
April 30, 1997
Schwab Small-Cap Index Fund Investor Shares
Schwab Small-Cap Index Fund Select Shares
October 14, 1993
April 30, 1997
Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset Director-High Growth Fund)
September 25, 1995
Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset Director-Balanced Growth
Fund)
September 25, 1995
Schwab MarketTrack Conservative Portfolio
(formerly known as Schwab Asset Director-
Conservative Growth Fund)
September 25, 1995
Schwab S&P 500 Fund e.Shares
Schwab S&P 500 Fund Investor Shares
Schwab S&P 500 Fund Select Shares
February 28, 1996
February 28, 1996
April 30, 1997
Schwab Analytics Fund
May 21, 1996
Schwab MarketManager International Portfolio
(formerly known as Schwab OneSource Portfolios-
International)
September 2, 1996
Schwab MarketManager Growth Portfolio (formerly known as Schwab OneSource Portfolios-Growth
Allocation)
October 13, 1996
Schwab MarketManager Balanced Portfolio
(formerly known as Schwab OneSource Portfolios-
Balanced Allocation)
October 13, 1996
Schwab MarketManager Small Cap Portfolio
(formerly known as Schwab OneSource Portfolios-
Small Company)
August 3, 1997
Schwab Market Track All Equity Portfolio
(formerly known as Schwab Asset Director-
Aggressive Growth Fund)
April 16, 1998
Institutional Select S&P 500 Fund
October 28, 1998
Institutional Select Large Cap-Value Index Fund
October 28, 1998
Institutional Select Small-Cap Value Index Fund
October 28, 1998
Schwab Total Stock Market Index Fund Investor
Shares
Schwab Total Stock Market Index Fund Select
Shares
April 15, 1999
April 15, 1999
Communications Focus Fund
May 15, 2000

Financial Services Focus Fund
May 15, 2000

Health Care Focus Fund
May 15, 2000

Technology Focus Fund
May 15, 2000

Schwab Hedged Equity Fund
August 6, 2002



SCHWAB CAPITAL TRUST
	By: 	/s/
Tai-Chin Tung_
	Name:	Tai-
Chin Tung
	Title:
	Treasurer and
Principal

	Financial
Officer


CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC.
	By:   	/s/
Stephen B.
Ward__
	Name:	Stephen
B. Ward
	Title:
	Directo
r, Senior Vice
President
		and
Chief Investment
Officer


SCHEDULE B
TO THE INVESTMENT ADVISORY AND ADMINISTRATION
AGREEMENT
BETWEEN
SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC.

ADVISORY FEE SCHEDULE
The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:
Fund
Fee
Schwab International Index Fund
Seventy one-hundredths of one percent
(0.70%) of the Fund's average daily
net assets not in excess of
$300,000,000 and sixty one-hundredths
of one percent (0.60%) of such assets
over $300,000,000
Schwab Small-Cap Index Fund
Fifty one-hundredths of one percent
(0.50%) of the Fund's average daily
net assets not in excess of
$300,000,000 and forty-five one-
hundredths of one percent (0.45%) of
such assets over $300,000,000

Schwab MarketTrack Growth Portfolio
(formerly known as Schwab Asset
Director-High Growth Fund)
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab MarketTrack Balanced
Portfolio (formerly known as Schwab
Asset Director-Balanced Growth Fund)
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab MarketTrack Conservative
Portfolio (formerly known as Schwab
Asset Director-Conservative Growth
Fund)
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab S&P 500 Fund
Thirty-six one-hundredths of one
percent (0.36%) of the Fund's average
daily net assets not in excess of $1
billion; thirty-three one hundredths
of one percent (0.33%) of such net
assets over $1 billion, but not more
than $2 billion; and thirty-one one
hundredths of one percent (0.31%) of
such net assets over $2 billion.
Schwab Analytics Fund
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab MarketManager International
Portfolio (formerly known as Schwab
OneSource Portfolios-International)
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab MarketManager Growth
Portfolio (formerly known as Schwab
OneSource Portfolios-Growth
Allocation)
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab MarketManager Balanced
Portfolio (formerly known as Schwab
OneSource Portfolios-Balanced
Allocation)
Fifty four one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab MarketManager Small Cap
Portfolio (formerly known as Schwab
OneSource Portfolios-Small Company)
Fifty four one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Schwab Market Track All Equity
Portfolio (formerly known as Schwab
Asset Director-Aggressive Growth
Fund)
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets not in excess of
$500 million, and forty nine-one-
hundredths of one percent (0.49%) of
such net assets over $500 million
Institutional Select S&P 500 Fund
Twenty one hundredths of one percent
(0.20%) of the Fund's average daily
net assets not in excess of $1
billion; and eighteen one hundredths
of one percent (0.18%) of such net
assets over $1 billion.
Institutional Select Large-Cap Value
Index Fund
Twenty one hundredths of one percent
(0.20%) of the Fund's average daily
net assets not in excess of $1
billion; and eighteen one hundredths
of one percent (0.18%) of such net
assets over $1 billion.
Institutional Select Small-Cap Value
Index Fund
Twenty-five one hundredths of one
percent (0.25%) of the Fund's average
daily net assets not in excess of $1
billion; and twenty-three one
hundredths of one percent (0.23%) of
such net assets over $1 billion.
Schwab Total Stock Market Index Fund
Thirty one hundredths of one percent
(0.30%) of the Fund's average daily
net assets not in excess of $500
million; and twenty-two one
hundredths of one percent (0.22%) of
such net assets over $500 million.
Communications Focus Fund
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets
Financial Services Focus Fund
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets
Health Care Focus Fund
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets
Technology Focus Fund
Fifty four-one-hundredths of one
percent (0.54%) of the Fund's average
daily net assets
Schwab Hedged Equity Fund
One percent and seventy five-one-
hundredths of one percent (1.75%) of
the Fund's average daily net assets

SCHWAB CAPITAL TRUST
	By: 	/s/
Tai-Chin Tung_
	Name:	Tai-
Chin Tung
	Title:
	Treasurer and
Principal

	Financial
Officer

CHARLES SCHWAB INVESTMENT
MANAGEMENT, INC.
	By:   	/s/
Stephen B.
Ward__
	Name:	Stephen
B. Ward
	Title:
	Directo
r, Senior Vice
President


l:\agree\work\sct\ia_02a.agr	-8-







FORM N-SAR SIGNATURE PAGE

This report is signed on behalf of the registrant
(or depositor or trustee),

City of: San Francisco				State of:
California

Date: December 26, 2002

Name of Registrant, Depositor or Trustee:
	Schwab Capital Trust

/s/Gregory Hand				/s/Vivian Ramos
Assistant Treasurer				Assistant
Treasurer